Exhibit 99.1

Rigel Provides Update on Plans for sNDA for wAIHA Program Following FDA Feedback

--Announces Workforce Reduction--

SOUTH SAN FRANCISCO, Calif., October 10, 2022 /PRNewswire/ -- Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL) today announced that it has received guidance from the U.S. Food and Drug Administration (FDA)’s review of the Company’s re-analysis of data from the FORWARD Phase 3 trial of fostamatinib for the treatment of patients with warm autoimmune hemolytic anemia (wAIHA). Based on this guidance, Rigel does not expect to file a supplemental New Drug Application (sNDA) for this indication at this time. Rigel will continue to explore its options for the wAIHA program in relation to its complete portfolio of development opportunities.

Rigel also announced today that it will reduce its workforce by 16%, resulting in the elimination of 30 positions primarily in development and administration. As a result, Rigel expects that it will recognize a one-time cash severance-related charge of approximately $1.5 million in the fourth quarter of 2022. This measure is expected to provide reduced operating expenses ranging from $7-$8 million annually, starting in 2023.

“I would like to express my gratitude to the Rigel team, clinicians and especially the patients who participated in our FORWARD trial for their contributions to advancing potential new therapies in wAIHA. While we are disappointed to not file an sNDA at this time, the steps we are taking are appropriate actions as we focus Rigel on near-term opportunities across our fostamatinib, olutasidenib, and IRAK 1/4 programs,” said Raul Rodriguez, president and chief executive officer of Rigel.

About Rigel

Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL) is a biotechnology company dedicated to discovering, developing and providing novel small molecule drugs that significantly improve the lives of patients with hematologic disorders, cancer, and rare immune diseases. Founded in 1996, Rigel is based in South San Francisco, California. For more information on Rigel, the Company’s marketed product and pipeline of potential products, visit www.rigel.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, Rigel’s wAIHA program, the timing for completion of the workforce reduction and the expected cost savings associated with workforce reduction and the timing of any such savings. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements can be identified by words such as "plan", "potential", "may", "expect", "will", “believe”, “intend” and similar expressions in reference to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Rigel's current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and hence they inherently involve significant risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks detailed from time to time in Rigel's reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and subsequent filings. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Rigel does not undertake any obligation to update forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Contacts for Investors & Media:
Investors:

Rigel Pharmaceuticals, Inc.
650.624.1232

ir@rigel.com

Media:

David Rosen
Argot Partners
212.600.1902
david.rosen@argotpartners.com